CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of PIMCO Equity Series® of our report dated August 22, 2019, relating to the financial statements and financial highlights, which appears in PIMCO EqS® Long/Short Fund’s Annual Report on Form N-CSR for the year ended June 30, 2019. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri

August 23, 2019

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of PIMCO Funds of our report dated May 23, 2019, relating to the financial statements and financial highlights, which appears in PIMCO RAE Worldwide Long/Short PLUS Fund’s Annual Report on Form N-CSR for the year ended March 31, 2019. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri

August 23, 2019